UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 1, 2009

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 John Hancock Road, Taunton, MA 02780

(Address of Principal Executive Offices) (Zip Code)

(508) 824-6696

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2009, Kopin Corporation’s (the “Company”) Compensation Committee approved the adoption of the Company’s 2010 Incentive Plan effective as of December 27, 2009. The Company’s 2010 Incentive Plan will act as an incentive plan for the Company’s fiscal year ending December 25, 2010. Pursuant to this 2010 Incentive Plan, certain officers and employees of the Company are eligible to earn incentive compensation if the Company achieves certain financial milestones (the “Financial Milestones”), as adopted by the Compensation Committee, based on the 2010 plan budget. The purpose of the 2010 Incentive Plan is to further align the interest of management and shareholders by providing employees higher levels of compensation for meeting or exceeding the Financial Milestones. The 2010 Incentive Plan provides a cash bonus if the minimum Financial Milestones are achieved and is designed to pay out approximately 35% of amounts earned in cash and 65% in restricted common stock of the Company for incremental amounts earned above the minimum. If the Company is unable to issue common stock, the amounts earned may be paid out solely in the form of cash. If the minimum Financial Milestones are not met, no bonus or restricted stock will be owed under the 2010 Incentive Plan. The incentive compensation may be earned if the product line a participant works for meets its respective Financial Milestone even if the other product lines of the Company do not meet its respective Financial Milestones. Drs. Fan and Choi and Mr. Sneider will earn 50% of their incentive compensation based on the results of the Display product line and 50% upon the results of the III-V product line.

Pursuant to the 2010 Incentive Plan, on December 1, 2009, the Company granted to its Officers restricted stock awards as set forth in column (b) of table II below. If the Financial Milestones are met, the shares of restricted stock will vest as follows: (i) 50% of the restricted stock will vest if the Officer is employed by the Company through December 10, 2010, and (ii) the remaining 50% of the restricted stock will vest if the Officer remains employed by the Company from December 11, 2010 through December 10, 2011. In order to earn the cash component of the incentive plan the Officer must be employed with the Company on December 25, 2010. The Company shall determine if the Financial Milestones have been met based on its financial results for the year ended December 25, 2010.

Table I below provides the potential range of awards that the Officers may be eligible to earn under the 2010 Incentive Plan. The table does not include amounts that will be paid as part of the Officer’s annual salary, amounts that may be earned under previous equity awards or any additional awards the Compensation Committee may grant.

TABLE I

Officer	Minimum Incentive Compensation (a)	Maximum Incentive Compensation (b)
Dr. Fan	$100,000	$170,954
Mr. Sneider	$25,000	$68,838
Dr. Tsaur	$25,000	$95,169
Dr. Choi	$25,000	$58,766
Mr. Hill	$25,000	$68,363
Mr. Presz	$25,000	$51,629

(a)	Cash bonus payable if the minimum Financial Milestones are achieved.
(b)	Estimate of the total incentive compensation an Officer could earn if all Financial Milestones are achieved. As set forth in the Table II below, the Maximum Incentive Compensation is computed as the sum of the Maximum Cash Bonus (column (a) below) plus the value of the Maximum Restricted Shares earned under the 2010 Incentive Plan (column (b) below). The value of the restricted common stock was computed as the maximum number of shares an Officer could earn multiplied by $4.35, the closing stock price on December 1, 2009. The value of the restricted common stock is an approximation of the expense the Company would record as a result of the 2010 Incentive Plan. The actual value to the Officer is dependent on the Company’s common stock price on the day the restrictions on the common stock lapse.

TABLE II

Officer	Maximum Cash Bonus (a)	Maximum Restricted Shares (b)	Maximum Incentive Compensation (c)
Dr. Fan	$62,878	24,845	$170,954
Mr. Sneider	$25,319	10,004	$68,838
Dr. Tsaur	$35,004	13,831	$95,169
Dr. Choi	$21,614	8,541	$58,766
Mr. Hill	$25,144	9,935	$68,363
Mr. Presz	$18,989	7,503	$51,629

(a)	Cash bonus payable if all Financial Milestones are achieved.
(b)	Number of restricted shares of the Company’s common stock which can be earned if all Financial Milestones are achieved.
(c)	See column (b) in Table I above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009

KOPIN CORPORATION

By:	/s/ RICHARD A. SNEIDER
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)